Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of IceCure Medical Ltd. (the “Company”) of our report dated April 1, 2022, relating to the consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.,
Certified Public Accountants
A firm in the Deloitte Global Network

Tel Aviv, Israel

April 29, 2022